SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2006

Max Re Capital Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-33047	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (441) 296-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 13, 2006, the Registrant issued a news release announcing financial results for the nine months ended September 30, 2006. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 13, 2006, the Registrant issued a news release announcing the appointment of W. Marston Becker as Chairman and Chief Executive Officer. The news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Mr. Becker has served as a director of the Registrant and Max Re Ltd. since April 2004 and had been serving as Chairman and acting Chief Executive Officer of the Registrant since October 30, 2006.

Additional information regarding Mr. Becker’s age, family relationships and business experience was previously reported under Item 5.02 of the Registrant’s Current Report on Form 8-K filed on October 30, 2006, and is incorporated herein by reference.

The Registrant expects to enter into an employment agreement with Mr. Becker in the near future, which would be effective as of November 13, 2006 and pursuant to which the consulting agreement, dated as of October 30, 2006, between Mr. Becker and the Registrant for Mr. Becker’s services as Chairman and acting Chief Executive Officer would be terminated effective November 13, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of Max Re Capital Ltd., dated November 13, 2006.

99.2	News Release of Max Re Capital Ltd., dated November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.
(Registrant)

Date: November 17, 2006	/s/ Keith S. Hynes
	Name:	Keith S. Hynes
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	News Release of Max Re Capital Ltd., dated November 13, 2006.

99.2	News Release of Max Re Capital Ltd., dated November 13, 2006.